                            Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    TEAM INC.
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------

     (5) Total fee paid:

         ---------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         ---------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         ---------------------------------------------

     (3) Filing Party:

         ---------------------------------------------

     (4) Date Filed:

         ---------------------------------------------

                                   TEAM, INC.
                               200 HERMANN DRIVE
                               ALVIN, TEXAS 77511
                                 (281) 331-6154

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 5, 2000

To the Shareholders of Team, Inc.:

     The 2000 Annual Meeting of Shareholders of Team, Inc. (the "Company") will be held on Thursday, October 5, 2000 at 3:00 p.m. Central Standard Time, at the Company's offices, 200 Hermann Drive, Alvin, Texas 77511 for the following purposes:

          1. To elect two persons to serve as Class II Directors for a term of three years on the Company's Board of Directors consisting of three classes of directors with staggered terms.

          2. To consider and vote on a proposal to approve the appointment of Deloitte & Touche, LLP as the independent certified public accountants to audit the Company's accounts for the fiscal year ending May 31, 2001.

          3. To transact such other business as may properly come before the meeting and all adjournments thereof.

     The Board of Directors has fixed the close of business on August 18, 2000 as the record date for determination of shareholders who are entitled to notice of and to vote either in person or by proxy at the 2000 Annual Meeting of Shareholders and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS SOON AS POSSIBLE.

                                            By Order of the Board of Directors

                                            /s/ PHILIP J. HAWK

                                            Philip J. Hawk
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

September 1, 2000

                            YOUR VOTE IS IMPORTANT.
       PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY.

                                   TEAM, INC.
                               200 HERMANN DRIVE
                               ALVIN, TEXAS 77511
                                 (281) 331-6154

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Team, Inc., a Texas corporation (the "Company"), to be voted at the 2000 Annual Meeting of Shareholders (the "2000 Annual Meeting"), and at any adjournment thereof, to be held at the time and place and for the purposes set forth in the accompanying Notice. This Proxy Statement and enclosed form of proxy is being mailed to shareholders beginning on or about September 1, 2000.

     The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation made hereby, proxies may also be solicited by telephone, telegram or personal interview by officers and employees of the Company. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

     All duly executed proxies received prior to the 2000 Annual Meeting will be voted in accordance with the choices specified thereon, unless revoked as described below. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy: (1) FOR the election of the two nominees listed herein as Class II Directors for a term of three years; (2) FOR the proposal to approve the appointment of Deloitte & Touche, LLP as independent certified public accountants of the Company for the fiscal year ending May 31, 2001; and (3) in the discretion of such person in connection with any other business that may properly come before the meeting. Shareholders may revoke their proxy at any time prior to the exercise thereof by written notice to Mr. Ted W. Owen of the Company at the above address of the Company, by the execution and delivery of a later dated proxy or by attendance at the meeting and voting their shares in person. Proxy cards that are not signed or that are not returned are treated as not voted for any purposes.

                               VOTING SECURITIES


     As of the close of business on August 18, 2000, the record date for determining shareholders entitled to vote at the 2000 Annual Meeting, the Company had 8,138,904 shares of common stock, $0.30 par value per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote with respect to each matter to be acted upon at the meeting. The holders of a majority of the total shares of Common Stock of the Company issued and outstanding as of August 18, 2000, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions, or with respect to the election of directors withholds, are counted for purposes of determining the presence or absence of a quorum for the transaction of business while broker non-votes are not so counted. Additionally, abstentions and/or withholds are counted in tabulations of the votes cast on proposals presented to shareholders whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

GENERAL

     The Company's Restated Articles of Incorporation and Bylaws provide that the Company's Board of Directors will consist of not less than six nor more than nine persons, the exact number to be fixed from time-to-time by the Board of Directors. The Board of Directors has fixed the number of directors constituting the Board of Directors at six, divided into three classes with staggered three-year terms.

     The Board of Directors has nominated two Class II Directors to be elected to serve a three-year term expiring on the date of the Annual Meeting of Shareholders of the Company to be held in 2003, and to hold office until their successors are duly elected and qualified. Messrs. Jack M. Johnson, Jr. and E. Theodore Laborde have been nominated by the Board of Directors to stand for re-election as Class II Directors for a three-year term.

     Directors are elected by a plurality of votes cast at the Annual Meeting. Unless contrary instructions are set forth in the proxies, the persons with full power of attorney to act as proxies at the 2000 Annual Meeting will vote all shares represented by such proxies for the election of the nominees named therein as directors. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in the nominee's stead, of such other persons as the Board of Directors of the Company may recommend. The management has no reason to believe that any of the nominees will be unable or unwilling to stand for election or to serve if elected.

NOMINEES


     Set forth below is certain information as of August 18, 2000 concerning the nominees for election at the 2000 Annual Meeting, including the business experience of each for at least the past five years:


                                                              PRESENT POSITION   DIRECTOR
NAME                                                    AGE   WITH THE COMPANY    SINCE
----                                                    ---   ----------------   --------
Mr. E. Theodore Laborde...............................  62        Director         1991
Mr. Jack M. Johnson, Jr. .............................  62        Director         1992

     Mr. Laborde served in various capacities with J&H Marsh & McLennan, Inc., an insurance brokerage firm, in New Orleans for 35 years until his retirement in 1997. From 1982 until his retirement, Mr. Laborde acted as Managing Director of the New Orleans operation. J&H Marsh & McLennan, Inc. is a subsidiary of Marsh & McLennan Companies. Mr. Laborde is a director of Gulf Coast Bank & Trust Co. in New Orleans, Louisiana and is involved in various privately held family businesses.

     Mr. Johnson has been Managing General Partner of Wintermann & Company, a general partnership that owns approximately 25,000 acres of real estate in Texas which is used in farming, ranching and oil and gas exploration activities, for more than the past five years. Mr. Johnson is also President of Winco Agriproducts, an agricultural products company that primarily processes rice for seed and commercial sale. Mr. Johnson is also a director of Security State Bank in Anahuac, Texas and a director of Allstar Systems in Houston, Texas.

DIRECTORS CONTINUING IN OFFICE

     Set forth below is certain information concerning the four directors continuing in office until the expiration of their respective terms, including the business experience of each for at least the past five years:

                                            PRESENT POSITION        DIRECTOR   EXPIRATION OF
NAME                              AGE       WITH THE COMPANY         SINCE     PRESENT TERM
----                              ---       ----------------        --------   -------------
Philip J. Hawk..................  46    Chairman of the Board and     1998         2002
                                        Chief Executive Officer
George W. Harrison..............  72    Director                      1995         2001
Sidney B. Williams..............  66    Director                      1973         2001
Louis A. Waters.................  62    Director                      1998         2002

     Mr. Hawk was appointed Chairman of the Board and Chief Executive Officer of the Company in November 1998. From 1993 to 1998, Mr. Hawk held the position of President and Chief Executive Officer of EEOT Energy Partners, L.P., an energy marketing and service company. Mr. Hawk is also a director of Highland Insurance Group, Inc., a New York Stock Exchange listed company.

     Mr. Harrison served as Senior Vice President of the Company from 1987 until his retirement in 1997. During his tenure with the Company, Mr. Harrison was involved in most aspects of the Company including operations, engineering, manufacturing, marketing and research and development.

     Mr. Williams is the sole shareholder of a professional corporation which is a partner in the law firm of Chamberlain, Hrdlicka, White, Williams & Martin in Houston, Texas and has been a partner in that firm for more than the past five years.

     Mr. Waters is currently the Chairman of the Board of Tyler Technologies, Inc. ("Tyler"), a New York Stock Exchange listed company. Tyler's principal business is providing information management services to local governments. Mr. Waters was elected to Tyler's Board of Directors in August 1997 and elected Chairman of the Board in October 1997. In addition, Mr. Waters is one of the founders and was the first Chairman of the Board of Browning-Ferris Industries, Inc. ("BFI"). He served as Chairman and Chief Executive Officer from 1969 through 1980, Chairman of BFI's Executive Committee from 1980 through 1988, and Chairman of the Finance Committee from 1988 to March 1997. Mr. Waters also directed BFI's international activities, serving as Chairman and Chief Executive Officer of BFI International, Inc. from 1991 to March 1997, when he retired from full-time duty with BFI.

     Mr. Williams and Mr. Laborde are brothers-in-law.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held four regular meetings during the fiscal year ended May 31, 2000. No director attended fewer than 75% of the meetings held during the period for which he served as a member of the Board and the Committees on which he served.

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee but does not have a Nominating Committee. The Executive Committee is composed of Messrs. Hawk, Williams and Waters. The Executive Committee is responsible for assisting with the general management of the business and affairs of the Company during intervals between meetings of the Board of Directors. The Executive Committee met five times during fiscal 2000.

     The Audit Committee is composed of Messrs. Laborde, Harrison and Waters. The Audit Committee is charged with the duties of recommending the appointment of the independent certified public accountants; reviewing their fees; ensuring that proper guidelines are established for the dissemination of financial information to the Company's shareholders; meeting periodically with the independent certified public accountants, the Board of Directors and certain officers of the Company and its subsidiaries to ensure the adequacy of internal controls and reporting; reviewing consolidated financial statements; and performing any other duties or functions deemed appropriate by the Board. The Audit Committee met two times during fiscal 2000.

     The Compensation Committee, composed of Messrs. Johnson and Williams, reviews management performance and makes recommendations to the Board of Directors concerning management compensation and other corporate benefits. The Compensation Committee met three times during fiscal 2000 regarding specific employee matters.

AUDIT COMMITTEE REPORT

     The audit committee consists of three members of the Company's Board of Directors. Each committee member is independent, as that term is defined in
Section 121 of the American Stock Exchange's ("AMEX") listing standards. In January 2000, the Board of Directors adopted a written charter for the audit committee, which is included as Appendix A to this proxy statement.

     The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended May 31, 2000 with management and has discussed with Deloitte & Touche, the independent auditors for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards).

     The audit committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed the auditors' independence with Deloitte & Touche.

     Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2000.

        E. Theodore Laborde, Chairman
        Louis A. Waters
        George W. Harrison

COMPENSATION COMMITTEE REPORT

     Pursuant to rules adopted by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of independent outside directors, has furnished the following report on executive compensation:

     The Committee's major responsibilities include, but are not limited to, the following:

          1. Reviewing the Company's major compensation and benefit practices, policies and programs with respect to executive officers;

          2. Reviewing executive officers' salaries and bonuses; and

          3. Administering the Company's stock option plans.

     Following review and approval by the Committee, all issues pertaining to the compensation of, and the grant of options to, the executive officers are submitted to the full Board of Directors for approval.

  Compensation Philosophy

     The Committee's compensation philosophy operates on several different levels. First, the Committee must ensure that the compensation is competitive in order to attract and retain highly qualified executives. In order to facilitate the first objective, the Committee as a rule considers various compensation surveys and proxy statements for companies in the industry of comparable size and complexity to the Company. Second, in order to motivate its executives, the Committee links executive pay levels to the performance of the Company through the grant of options pursuant to the Company's stock option programs. Third, the Committee endeavors to reward outstanding individual contributions to the Company and to set compensation at levels that reflect each executive officer's individual contribution towards the Company's goals through its bonus and stock option programs. The Committee endeavors to support the Company's commitment to providing superior shareholder value. The compensation and related programs are designed to reward and motivate executives for the accomplishment of the Company's commitment to its shareholders.

  Compensation Program Components

     To achieve its compensation goals, the compensation program consists of four components -- base salary, bonuses, various employee benefits (including medical and life insurance and 401(k) plan benefits generally available to the employees of the Company) and the Company's stock option plans. The total program is structured to deliver a significant percentage of pay through at-risk pay programs which reward executives if the performance of the Company warrants. Maximizing shareholder value is a basic principle underlying the Company's pay programs.

     Annually, the Committee seeks to review the base salary of each executive officer to determine its fairness. During its annual consideration of the base salaries of the executive officers, the Committee considers the level of responsibility, experience and performance of each executive officer. The Committee also takes into account the competitive conditions of the marketplace, the Company's profitability and the cost of living index. When reviewing competitive conditions of the marketplace, the Committee considers the Company's pay levels with those of companies of similar size and complexity. As the Company believes there is no survey data relating to the Company's service industries, the Company studies compensation surveys for companies of a similar size and complexity and various other data and information brought to its attention, including proxy statements of companies in the Company's service industry. Based on such information, the Committee endeavors to ensure that the pay levels fall in the median range of the amounts paid by the comparable companies. In certain circumstances, bonuses may be awarded to those executive officers who have made outstanding individual contributions during the current fiscal year. Subsequent to the end of fiscal 2000, each officer of the Company received an increase in base salary and a bonus commensurate with levels of responsibility and individual performance.

     Additionally, all executive officers are eligible to receive stock options and bonuses in the form of stock at the Committee's discretion. By increasing senior management's equity position in the Company, the interests of the shareholders and the executives will be more closely aligned. The following stock options were granted in June 2000 under the 1998 Incentive Stock Option
Plan: Mr. Tholan, 13,000 shares; Mr. Owen, 8,000 shares; Mr. Kearns, 8,000 shares; and Mr. Ingram, 4,000 shares. All of the foregoing options have an exercise price of $1.94 per share. Since the options were granted subsequent to the end of fiscal 2000, they are not reflected in the option grants table above.

  Performance Measures

     When evaluating annual executive compensation, the Committee considers the Company's earnings, adjusted for certain unusual or nonrecurring items, return on net investment and cash flows. These factors are compared to the Company's prior year's performance, its annual business plan and the performance of other companies which operate in the same industry segments as the Company. These performance measures assist the Committee in ensuring that the interests of its shareholders, as well as its executives, are represented in a fair and equitable manner. No specific fixed weighting or formula is applied to such performance measures. Rather, the Committee exercises its judgment in evaluating financial and non-financial factors and in determining appropriate compensation.

  Other

     The Omnibus Budget Reconciliation Act of 1993 (the "Act") restricts the ability of a publicly-held corporation to deduct compensation in excess of $1,000,000 paid to its Chief Executive Officer and the four most highly compensated officers. During fiscal 2000, the threshold was not met for any of the executive officers. However, the Committee continually reviews all aspects of the Act in order to determine future compliance issues regarding same.

     This Compensation Committee Report was for the most part prepared by management at the direction of the Committee, and approved by the Committee.

        Jack M. Johnson, Jr., Chairman
        Sidney B. Williams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Williams served on the Committee and Board of Directors during fiscal 2000. Mr. Williams is also the sole shareholder of a professional corporation which is a partner in the law firm of Chamberlain, Hrdlicka, White, Williams and Martin in Houston, Texas, which rendered services to the Company during fiscal 2000. Fees to the law firm did not exceed five percent (5%) of that law firm's gross revenue for its last full fiscal year.

COMPENSATION OF DIRECTORS

     All non-employee directors currently receive an annual fee of $20,000 of which one-half ($10,000) is paid in cash on a quarterly basis. The remaining $10,000 is paid in the form of Common Stock. The stock payments are made July 1 of each year with the number of shares calculated by dividing $10,000 by the closing price per share on the preceding business day.

     In December 1991, the Company adopted the Non-Employee Directors' Stock Option Plan (the "Non-Employee Director Plan"). As amended through January 29, 1998, the Non-Employee Director Plan authorizes options to purchase 310,000 shares of Common Stock for directors of the Company who are not employees of the Company. The purpose of the Non-Employee Director Plan is to attract and to retain the services of experienced and knowledgeable independent individuals as directors, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to provide such individuals with an additional incentive to continue in their position.

     Pursuant to the Non-Employee Director Plan, each non-employee director receives an automatic grant of options upon such director's appointment, reappointment, election or reelection to the Board of Directors equal to the product obtained by multiplying five thousand (5,000) by the number of years, or any part of any year, that such director is appointed or elected to serve on the Board of Directors. The exercise price of the options is equal to the fair market value of the Company's Common Stock on the date of grant, and the options expire ten years after the date of grant. Options to purchase 5,000 shares vest on the date of grant and each anniversary thereafter until all of the options granted are fully vested. During fiscal 2000, Mr. Waters was granted options to purchase 15,000 shares with an exercise price of $2.625 per share, pursuant to his election to the Board of Directors at the 1999 Annual Meeting of Shareholders.

CURRENT DIRECTORS AND EXECUTIVE AND OTHER OFFICERS

     The following table sets forth information regarding the current directors and executive and other officers of the Company:

                                            YEAR      YEAR
                                          ELECTED    ELECTED
                                             AS        AS
NAME OF DIRECTOR OR OFFICER         AGE   DIRECTOR   OFFICER         POSITION WITH COMPANY
---------------------------         ---   --------   -------         ---------------------
Philip J. Hawk(1).................  46      1998      1998     Chairman of the Board of
                                                               Directors and Chief Executive
                                                                 Officer
Kenneth M. Tholan.................  61      --        1996     President and Chief Operating
                                                               Officer
Ted W. Owen.......................  48      --        1998     Vice President, Chief Financial
                                                                 Officer, Secretary and
                                                                 Treasurer
John P. Kearns....................  44      --        1996     Senior Vice President
Clark A. Ingram...................  44      --        1996     Vice President
Sidney B. Williams(1)(3)..........  66      1973      --       Director
George W. Harrison(2).............  72      1995               Director
E. Theodore Laborde(2)............  62      1991      --       Director
Jack M. Johnson, Jr.(3)...........  62      1992      --       Director
Louis A. Waters(1)(2).............  62      1998      --       Director

---------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     Mr. Tholan joined the Company in June 1996 and shortly thereafter was elected as Vice President. In 1997, he was named Executive Vice President and Chief Operating Officer and in January 1998 was promoted to President of the Company. From 1993 to 1996, Mr. Tholan held the position of Vice President and General Manager for Furmanite America, Inc. (a wholly-owned subsidiary of Kaneb Services, Inc.) with responsibility for the Southwest Division, as well as engineering and manufacturing of onsite mechanical services for the refining, chemical and other related industries.

     Mr. Owen joined the Company in February 1998 and was elected Vice President, Chief Financial Officer, Secretary and Treasurer in April of 1998. From 1994 to 1997, Mr. Owen held the position of Business Practices Officer for Alyeska Pipeline Service Co in Anchorage, Alaska.

     Mr. Kearns joined the Company in 1980 as a design engineer and assumed the position of Vice President of Engineering and Manufacturing in 1996. He was promoted to Senior Vice President in 1998. Mr. Kearns has been involved with the Company's engineering, manufacturing and research and development functions for more than the last five years.

     Mr. Ingram joined the Company in 1988 as Risk and Human Resource Manager and assumed his position as Vice President of Human Resources in 1996. Mr. Ingram has been involved with the Company's human resources, insurance and employee benefits for more than the last five years.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the forms received by the Company, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during the year ended May 31, 2000, all filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were satisfied.

EMPLOYMENT AND OTHER AGREEMENTS

     Mr. Hawk is a party to an employment agreement with the Company in which he is to serve as the Company's Chief Executive Officer until the earlier of (i) January 31, 2002, (ii) his voluntary resignation or (iii) his termination with or without cause by the Company. Mr. Hawk has agreed not to compete with the Company during the term of the agreement and for a period of two years following termination of the agreement. Also, Mr. Hawk has agreed not to disclose any confidential information regarding the Company without the prior written consent of the Company.

EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth compensation information for the fiscal years ended May 31, 2000, 1999 and 1998 for the Chief Executive Officer and the other executive officers of the Company earning in excess of $100,000 during the Company's 2000 fiscal year (the "Named Executive Officers"):

                               COMPENSATION TABLE


                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                                                  -----------------------
                                           ANNUAL COMPENSATION    RESTRICTED      # OF
                                   YEAR    --------------------     STOCK      SECURITIES    ALL OTHER
                                  ENDING    SALARY       BONUS      AWARDS     UNDERLYING   COMPENSATION
  NAME AND PRINCIPAL POSITION     MAY 31      ($)         ($)       ($)(1)      OPTIONS        ($)(2)
  ---------------------------     ------   ---------    -------   ----------   ----------   ------------
Phillip J. Hawk(3)..............   2000     233,169     15,000       --           --
  Chairman of the Board and        1999     121,154       --         --         350,000
  Chief Executive Officer          1998       --          --         --
Kenneth M. Tholan...............   2000     158,169      8,975       --          60,000        20,625
  President and Chief Operating    1999     150,000     31,875      20,250        --
  Officer                          1998     131,077     20,000       --           --
Ted W. Owen(4)..................   2000     133,169      7,300       --          20,000
  Vice President, Chief
     Financial                     1999     125,000      5,000      10,125        --
  Officer, Secretary and
     Treasurer                     1998      31,250                  --           --
John P. Kearns..................   2000      99,111      4,550       --          25,000
  Senior Vice President            1999      91,954     13,685      10,125        --
                                   1998      78,118     10,000       --           --            4,125


---------------

(1) Represents the number of restricted shares awarded multiplied by the market price of Team Common Stock on the date of grant. As of May 31, 1999, the total number and value of restricted shares granted to Mr. Tholan was 6,000 shares ($20,250) and to Messrs. Owen and Kearns was 3,000 shares ($10,125). The values given do not reflect the fact that the shares are restricted. The executives are entitled to the same cash dividends on the restricted shares as holders of regular Common Stock, but cannot sell the shares during the restricted period. The restricted shares become vested in increments of one-third ( 1/3)) each July 30 of the years 1999, 2000 and 2001.

(2) Represents the net realized value of options exercised in the years indicated. Mr. Tholan exercised options to acquire 15,000 shares in fiscal 2000 and Mr. Kearns exercised options to acquire 1,000 shares in fiscal 1998.

(3) Mr. Hawk was named Chairman of the Board of Directors and Chief Executive Officer effective November 2, 1998.

(4) Mr. Owen joined the Company in February 1998.

                          OPTION GRANTS IN FISCAL 2000

     The following table sets forth additional information with respect to stock options granted in fiscal 2000 to the Named Executive Officers:

                                                                             POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED
                                     PERCENTAGE OF                           ANNUAL RATES OF STOCK
                        NUMBER OF    TOTAL OPTIONS                            PRICE APPRECIATION
                        SECURITIES    GRANTED TO                              FOR OPTION TERM(1)
                        UNDERLYING   EMPLOYEES IN    EXERCISE   EXPIRATION   ---------------------
         NAME            OPTIONS      FISCAL 2000     PRICE        DATE         5%          10%
         ----           ----------   -------------   --------   ----------   ---------   ---------
Philip J. Hawk........    --                           --          --           --          --
Kenneth M. Tholan.....   60,000          26.5%        $3.50       6/8/09     $132,000    $334,800
Ted W. Owen...........   20,000           8.8%        $3.50       6/8/09     $ 44,000    $111,600
John P. Kearns........   25,000          11.1%        $3.50       6/8/09     $ 55,000    $139,500

---------------

(1) Potential realizable value is based on the assumption that the Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The stock prices at the end of the option term for the options granted in fiscal year 2000 are $5.70 and $9.07, assuming 5% and 10% appreciation rates, respectively. The amounts of hypothetical appreciation reflect required calculations at rates set by the Securities and Exchange Commission and, therefore, are not intended to represent either historical appreciation or anticipated future appreciation in the price of Common Stock.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table provides certain information with respect to options exercised during fiscal 2000 by each of the Named Executive Officers:

                                                           NUMBER OF               VALUE OF UNEXERCISED
                          NUMBER OF                 UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                           SHARES       VALUE         END OF FISCAL 2000           END OF FISCAL 2000(1)
                         ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                      EXERCISE       ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   --------   -----------   -------------   -----------   -------------
Philip J. Hawk.........     --           --         67,463         282,537         --            --
Kenneth M. Tholan......    15,000       20,625      33,750          51,250         --            --
Ted W. Owen............     --           --         16,250          18,750         --            --
John P. Kearns.........     --           --         17,500          22,500         --            --

---------------

(1) The value of unexercised in-the-money options is the difference between (i) the closing price of the Company's Common Stock on the last trading day of fiscal 2000 ($2.438) and (ii) the exercise price of the in-the-money options, multiplied by the number of underlying shares subject to the options.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

     The following graph compares the Company's cumulative total shareholder return on its Common Stock for a five-year period (May 31, 1995 to May 31, 2000), with the cumulative total return of the American Stock Exchange Market Value Index ("ASEMVI"), and a peer group of companies selected by the Company. The "Peer Group" is described in more detail below. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at May 31, 1995 and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
[GRAPH]

                                                       TEAM, INC.                    ASEMVI                    PEER GROUP
                                                       ----------                    ------                    ----------
1995                                                     100.00                      100.00                      100.00
1996                                                     142.86                      124.76                      181.21
1997                                                     107.14                      122.22                      213.76
1998                                                     282.14                      154.55                      282.54
1999                                                     192.86                      174.84                      180.87
2000                                                     128.57                      205.07                      185.30

---------------

Assumes Initial Investment of $100

 *  Total return assumes reinvestment of dividends

Note: Total returns based on market capitalization

     The peer group is composed of five companies which provide industrial and/or leak repair services. The returns of each company have been weighted according to their respective market capitalization for purposes of arriving at a peer group average. The members of the peer group are C.H. Heist Corp., Industrial Holdings, Inc., Kaneb Services, Inc., Matrix Service Company and Versar, Inc.

     The foregoing graph is based on historical data and is not necessarily indicative of future performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (the only class of voting securities of the Company) as of August 18,2000 of (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director or nominee for director of the Company, (c) the Named Executive Officers and (d) all executive and other officers and directors of the Company as a group. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person that are currently exercisable or exercisable within 60 days of August 18, 2000. Unless otherwise indicated, the address of each person named below is the address of the Company at 200 Hermann Drive, Alvin, Texas 77511.

                                                                                        PERCENTAGE OF
                                                                                         OUTSTANDING
                                                             NUMBER OF SHARES              COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)            STOCK
------------------------------------                       ---------------------        -------------
Philip J. Hawk...........................................          132,463(2)                1.5%
Kenneth M. Tholan........................................           69,750(3)               *
Ted W. Owen..............................................           24,250(4)               *
John P. Kearns...........................................           26,750(5)               *
Sidney B. Williams.......................................          150,735(6)                1.7%
  1200 Smith Street, Suite 1400
  Houston, Texas 77002
E. Theodore Laborde......................................           60,715(7)               *
  601 Poydras Street, Suite 1815
  New Orleans, Louisiana 70130
Jack M. Johnson, Jr. ....................................           58,829(8)               *
  P.O. Box 337
  Eagle Lake, Texas 77434
George W. Harrison.......................................          201,892(9)                2.3%
  2119 Sieber Drive
  Houston, Texas 77017
Louis A. Waters..........................................        1,224,829(10)              14.0%
  520 Post Oak Blvd., Suite 850
  Houston, Texas 77027
All directors and executive and other officers as a group
  (10 persons)...........................................        1,977,225(11)(12)          22.2%
Houston Post Oak Partners, Ltd. .........................        1,200,000                  13.5%
  520 Post Oak Blvd., Suite 850
  Houston, Texas 77027
Armstrong International, Inc. ...........................          691,000(13)               7.8%
  2081 East Ocean Blvd., 4th Floor
  Stuart, Florida 34996-3376
E. Patrick Manuel........................................          535,500(14)               5.8%
  1206 Hwy. 190 West
  Eunice, Louisiana 70535

---------------

  *  Less than 1% of outstanding Common Stock.

 (1) The information as to beneficial ownership of Common Stock has been furnished, respectively, by the persons and entities listed, except as indicated below. Each individual or entity has sole power to vote and dispose of all shares listed opposite his or its name except as indicated below.

 (2) Includes 67,463 shares, which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 18, 2000.

 (3) Includes 48,750 shares, which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 18, 2000.

 (4) Includes 21,250 shares, which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 18, 2000.

 (5) Includes 23,750 shares, which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 18, 2000.

 (6) Includes 2,685 shares owned by Nancy Williams, Mr. William's wife, and 1,000 shares held as custodian under the Uniform Gift to Minors Act for Mr. William's nephews. Mr. Williams disclaims any economic interest in these shares. Also includes 95,000 shares, which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 18, 2000.

 (7) Includes 1,886 shares owned by Mr. Laborde and his wife, Mary Laborde, as joint tenants. Also includes 45,000 shares, which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 18, 2000.

 (8) Includes 40,000 shares, which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 18, 2000.

 (9) Includes 30,000 shares, which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 18, 2000.

(10) Includes 15,000 shares, which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 18, 2000. Also includes 1,200,000 shares owned by Houston Post Oak Partners, Ltd., a Texas limited partnership of which Mr. Waters is the sole general partner. See also "Certain Relationships and Related Transactions."

(11) Includes 402,463 shares, which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 18, 2000.

(12) Includes shares allocated to employees through participation in the Company's Employee Stock Ownership Plan and the Salary Deferral Plan and Trust. As of May 31, 2000, 6862 shares are allocated to officers in the Salary Deferral Plan and Trust and 900 shares in the Employee Stock Ownership Plan.

(13) The Company has relied upon information contained in Amendment No. 1 to
     Schedule 13D filed with the SEC on August 4, 1997. According to the amended
     Schedule 13D, 650,000 shares are owned by Armstrong International, Inc. and 41,000 shares are owned by Merrill H. Armstrong and Barbara I. Armstrong, both of whom are officers of Armstrong International, Inc.

(14) The Company has relied upon information contained in Schedule 13D filed with the SEC on October 20, 1999, as well as information contained in the Company's stock records.

     The Company does not know of any arrangement that may at a subsequent date result in a change of control of the Company.

         PROPOSAL TWO -- APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Audit Committee has recommended and the Board of Directors has approved and now recommends the appointment of Deloitte & Touche, LLP as independent certified public accountants to audit the Company's accounts for the fiscal year ending May 31, 2001. The firm has audited the Company's accounts since 1974. Approval of the appointment will require the affirmative vote of a majority of the shares represented and voted at the meeting.

     A representative of Deloitte & Touche, LLP will attend the 2000 Annual Meeting with the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions presented at the meeting.

                                 OTHER BUSINESS

     Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented at the meeting by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder to be presented at the Company's Annual Meeting of Shareholders in 2001 must be received by the Company no later than May 4, 2001 in order to be eligible for inclusion in the Company's Proxy Statement and form of proxy used in connection with such meeting.

                                            By Order of the Board of Directors

                                            /s/ Philip J. Hawk
                                            Philip J. Hawk
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

September 1, 2000

                                                                      APPENDIX A

                                   TEAM, INC.

                                    CHARTER
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                  JANUARY 2000

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: The financial reports and other financial information provided by Team to any governmental body or the public; Team's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and Team's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

          1. Serve as an independent and objective party to monitor Team's financial reporting process and internal control system.

          2. Review and appraise the audit efforts of Team's independent accountants.

          3. Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by Team or an outside organization.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accounts and management quarterly to review the Corporation's financials consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

     1. Review and update this Charter periodically, at least annually, as conditions dictate.

     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

     4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with Team to determine the accountants' independence.

     5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

FINANCIAL REPORTING PROCESSES

     7. In consultation with the independent accountants, review of the integrity of the organization's financial reporting processes, both internal and external.

     8. Consider the independent accountants' judgments about the quality and appropriateness of Team's accounting principles as applied in its financial reporting.

     9. Consider and approve, if appropriate, major changes to Team's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

     10. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     11. Following completion of the annual audit, review separately with each of management, the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     13. Review of the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

     14. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     15. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

     16. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

     THIS MAP IS PROVIDED FOR THE CONVENIENCE OF SHAREHOLDERS ATTENDING THE 2000 ANNUAL MEETING. COMPLIMENTARY PARKING WILL BE PROVIDED. IN CASE OF ANY DIFFICULTY, PLEASE TELEPHONE THE COMPANY AT (281) 331-6154.


                                   TEAM, INC.
                                 ANNUAL MEETING
                              (200 HERMANN DRIVE)

                                     [MAP]

                                   TEAM, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

                                                                      For    Withheld    For All
                                                                      All       All      Except
1. Election of Directors.                                             [ ]       [ ]       [ ]        _____________________
   Nominees: 01) E. Theodore Laborde, 02) Jack M. Johnson, Jr.                                         Nominee Exception

   For all except nominees crossed out.

                                                                      For     Against   Abstain
2. Appointment of Independent Certified Public Accountants for the    [ ]       [ ]       [ ]
   fiscal year ended May 31, 2001.
   Deloitte & Touche LLC

3. In their discretion, upon any other business which may properly come before said meeting.

             Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

            DATED _______________________________________, 2000

            ___________________________________________________
            Signature

            ___________________________________________________
            Signature, if held jointly, or office or title held

        [ ] Check if change of address.

-------------------------------------------------------------------------------
                         *    FOLD AND DETACH HERE    *

                       PLEASE VOTE, SIGN, DATE AND RETURN
                         THIS PROXY FORM PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

                                   TEAM, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 5, 2000

     The Undersigned hereby appoints Kenneth M. Tholan and Ted W. Owen, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of the Shareholders of Team, Inc. (the "Company") to be held on Thursday, October 5, 2000, at 3:00 p.m. local time at the Company's corporate offices, 200 Hermann Drive, Alvin, Texas 77211, and at all adjournments thereof as follows on reverse side:

     This Proxy will be voted as you specified on reverse side. If no specification is made, the Proxy will be voted FOR the nominees listed in
Item 1, FOR Item 2, and IN THE DISCRETION OF THE PROXIES for such other business as may properly come before the meeting. Receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated September 1, 2000 is hereby acknowledged.


         THIS PROXY IS SOLICITED BY THE TEAM, INC. BOARD OF DIRECTORS.

         PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD
                          USING THE ENCLOSED ENVELOPE.

             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.